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                                                                 EXHIBIT 99.1




                                   [FORM OF]

                               TRANSFER AGREEMENT



                                     among





                         EFG STUDENT LOAN TRUST 1999-[ ]

                                   as Issuer,



                            EFG FUNDING CORPORATION

                                 as Transferor,



                                      and



                           [ELIGIBLE LENDER TRUSTEE],

                  as trustee for the Transferor and the Issuer
                   not in its individual capacity but solely
                           as Eligible Lender Trustee







                         Dated as of _________ __, 1999



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                  TRANSFER AGREEMENT dated as of ______ __, 1999, is by and
between EFG STUDENT LOAN TRUST 1999-[ ], a Delaware trust (the "Issuer") and EFG FUNDING CORPORATION, as transferor (the "Transferor" or "EFG Funding") and is acknowledged and accepted by [ELIGIBLE LENDER TRUSTEE], [a national banking association,] solely as eligible lender trustee for EFG Funding and the Issuer and not in its individual capacity (the "Eligible Lender Trustee") and [Indenture Trustee] not in its individual capacity but solely as Indenture Trustee.

                  WHEREAS the Issuer desires to purchase from the Transferor a portfolio of guaranteed and federally reinsured student loans originated under the Higher Education Act of 1965, as amended and privately originated and guaranteed student loans purchased in the ordinary course of business by the Transferor from Educational Finance Group, Inc., a Delaware corporation ("EFG") pursuant to a Loan Sale Agreement dated as of [________] by and among EFG, as seller (the "Seller"), [EFG TRUSTEE], as the eligible lender trustee on behalf of EFG, EFG Funding as purchaser (the "Purchaser") and the Eligible Lender Trustee on behalf of EFG Funding and the Issuer;

                  WHEREAS the Transferor is willing to sell all beneficial interest in such FFELP Loans to the Issuer and all legal and beneficial interest in such Private Loans to the Issuer;

                  WHEREAS the Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to, such FFELP Loans on behalf of the Issuer.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                             Definitions and Usage

                  Capitalized terms used but not defined herein are defined in Appendix A to the Administration Agreement, dated as of [_____ _, 1999], among the Issuer, EFG, as Administrator, and [ ], as Indenture Trustee, which also contains rules as to usage and construction that shall be applicable herein.

                                  ARTICLE II.

                          Conveyance of Student Loans

                  SECTION 2.1. Conveyance of Initial Student Loans. (a) In consideration of the Issuer's delivery to or upon the order of the Transferor on the Closing Date of the net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Transferor in accordance with the terms of this Agreement, the Transferor does hereby, as evidenced by a duly executed Bill of Sale in the form of Exhibit A hereto, sell, assign, and otherwise convey to the Issuer (i) all right, title and interest in and to all beneficial interest in

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the Initial Student Loans that are FFELP Student Loans and all right, title and interest in and to the Initial Student Loans that are Private Student Loans, and all obligations of the Obligors thereunder, together with all documents, the related Student Loan Files and all rights and privileges relating thereto,
(ii) all rights and remedies of EFG Funding as purchaser under the Loan Sale Agreement against the Seller and the EFG Trustee with respect to the Initial Student Loans, (iii) all payments on or collections received thereunder on and after the Cutoff Date; (iv) all of its right, title and interest in all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); and (v) all proceeds of any and all of the foregoing.

                           (b)      In connection with the sale and assignment
of Student Loans to the Issuer on the Closing Date, the Transferor shall deposit the Reserve Account Initial Deposit into the Reserve Account.

                           (c)      On the Closing Date, the Transferor will
deposit, or cause to be deposited, into the Collection Account all amounts or collections received under the Initial Student Loans on and after the Cutoff Date.

                  {SECTION 2.2. Conveyance of New Loans and Serial Loans to the Eligible Lender Trustee on Behalf of the Trust. (a) Subject to the conditions set forth in paragraph (d) below, in consideration of the Issuer's delivery on the related Transfer Date to or upon the order of the Transferor of the Loan Purchase Amount for each such New Loan or Serial Loan to be delivered to the Transferor, the Transferor does hereby sell, transfer, assign, set over and otherwise convey to the Issuer (i) all right, title and interest of all of the beneficial interest of the Transferor in and to each New Loan and Serial Loan and all obligations of the Obligors thereunder, together with all documents, the related Student Loan Files and all rights and privileges relating thereto,
(ii) all rights and remedies of EFG Funding as purchaser under the Loan Sale Agreement against the Seller and the EFG Trustee with respect to each such New Loan and Serial Loan, (iii) all payments on or collections received thereunder on and after the related Subsequent Cutoff Date and (iv) all proceeds of any and all of the foregoing.

                           (b)   During the Revolving Period, upon the
tender of New Loans or Serial Loans by the Transferor on the related Transfer Date and the satisfaction of the conditions set forth in subsection (c) of this
Section 2.2, the Transferor will so inform the Administrator and the Indenture Trustee, and the Loan Purchase Amounts for such New Loans or Serial Loans will be withdrawn from the Collateral Reinvestment Account, subject to the provisions of Section 2(f) of the Administration Agreement, and will be remitted to or upon the order of the Transferor. The Transferor covenants to transfer, or cause to be transferred, during the Revolving Period to the Eligible Lender Trustee on behalf of the Issuer pursuant to paragraph (a) above New Loans or Serial Loans with an aggregate principal balance substantially equal to the amount on deposit in the Collateral Reinvestment Account; provided, however, that the Transferor shall have no liability for a breach of the foregoing covenant as a result of the Transferor not having originated or acquired, or having caused to be originated or acquired, during the Revolving Period New Loans or Serial Loans equal to the amount specified above. Such transfers shall be made at such times during the Revolving Period as the


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Transferor may determine in its discretion, subject to the requirement that the
Transferor shall make such transfers to the extent New Loans and Serial Loans are available to the Transferor under the Loan Sale Agreement at least as frequently as is necessary to avoid the occurrence of an Early Amortization Event.

                           (c)      After the Revolving Period, upon the tender
of Serial Loans by the Transferor on the related Transfer Date and the satisfaction of the conditions set forth in subsection (c) of this Section 2.2, the Trustee will so inform the Administrator and the Indenture Trustee, and that component of the Loan Purchase Amount for such Serial Loans represented by the Purchase Collateral Balance thereof will be withdrawn from amounts on deposit in the Collection Account, as provided in Section 2(d) of the Administration Agreement, and will be remitted, as provided therein to or upon the order of the Transferor or, alternatively, at the sole discretion of the Transferor, the Transferor may determine that the Purchase Collateral Balance due on the related Transfer Date for any Serial Loans then to be transferred shall be paid by the Issuer's exchanging with the Transferor one or more Exchanged Student Loans held by the Issuer for such Serial Loans (with, in any event, the component of the Loan Purchase Amount represented by the Purchase Premium Amounts being payable on a deferred basis pursuant to the final sentence of this paragraph). In the event Exchanged Student Loans are to be so used (i) the decision by the Issuer as to which of those Student Loans then held by the Issuer that meet the criteria for Exchanged Student Loans are to be selected for such exchange shall be subject to the sole discretion of the Trustee, provided that the Trustee shall not select for such purpose any Student Loan that has the same Borrower as any other Student Loan unless all of the Student Loans of such Borrower are to be exchanged, (ii) with respect to any Serial Loan to be delivered on a Transfer Date, only a Student Loan that is an Exchanged Student Loan with respect to such Serial Loan shall be counted toward the Purchase Collateral Balance for such Serial Loan and (iii) in the event that, with respect to any Purchase Collateral Balance due on the related Transfer Date, the aggregate principal amount (plus accrued borrower interest thereon if and to the extent that such interest is not then payable and will, pursuant to the term of such loan, be capitalized and added to the principal balance of such loan), as of the related Subsequent Cutoff Date, of the Exchanged Student Loan or Loans being remitted on such Transfer Date in satisfaction of such Purchase Collateral Balance is less than such amount due, the Issuer shall remit funds to cover such difference from amounts on deposit in the Collection Account as provided in Section 2(d) of the Administration Agreement. Any Purchase Premium Amounts for Serial Loans conveyed to the Issuer after the Revolving Period will be payable on Quarterly Payment Dates out of Reserve Account Excess pursuant to Section 2(e) of the Administration Agreement and such Purchase Premium Amounts will accrue no interest or yield but will be paid on each Quarterly Payment Date to the extent such excess is available in the aggregate amount of such premiums incurred but unpaid up to the end of the related Collection Period.

                           (d)      The Transferor shall transfer, or cause to
be transferred, to the Issuer the New Loans and Serial Loans for a given Transfer Date and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to such Transfer Date:

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                            (i) the Transferor shall have delivered to the
         Trustee and the Indenture Trustee a duly executed written assignment (including an acceptance by the Trustee, the Eligible Lender Trustee (in the case of FFELP Student Loans) and the Indenture Trustee) in substantially the form of Exhibit B hereto (each, a "Subsequent Transfer Agreement"), which shall include supplements to Schedule A hereto, listing such New Loans and Serial Loans;

                           (ii) the Transferor shall have delivered, at least two days prior to such Transfer Date, notice of such transfer to the Trustee, the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies, including a listing of the designation and the aggregate principal balance of such New Loans and Serial Loans;

                          (iii) the Transferor shall have deposited in the Collection Account all amounts on or collections received in respect of the New Loans and Serial Loans on and after each applicable Subsequent Cutoff Date;

                           (iv) as of the Transfer Date, the Transferor was not insolvent nor will it have been made insolvent by such transfer nor is it aware of any pending insolvency;

                            (v) such addition will not result in a material adverse Federal or State tax consequence to the Issuer or the Noteholders;

                           (vi) the Transferor shall have delivered to the Trustee, the Indenture Trustee and the Eligible Lender Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (d);

                          (vii) the Transferor shall have delivered to the Issuer and the Indenture Trustee the Opinion of Counsel as required by
         Section 6.2(e)(1) hereof; provided that, notwithstanding the foregoing, no opinion shall be required if the Revolving Period has terminated,

                         (viii) with respect to any New Loan which is guaranteed by an Additional Guarantor that is a Federal Guarantor, such Additional Guarantor shall have entered into a Guarantee Agreement with the Eligible Lender Trustee which guarantees such New Loan in substantially the form of the Guarantee Agreements between the Initial Guarantors that are Federal Guarantors and the Eligible Lender Trustee;

                           (ix) the Transferor shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Trust Estate and the first perfected security interest of the Indenture Trustee in the Collateral;

                            (x) no selection procedures believed by the Transferor to be adverse to the interests of the Noteholders shall have been utilized in selecting the New Loans or the Serial Loans;

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                           (xi) no Event of Default shall have occurred under
         the Indenture, no Servicer Default shall have occurred under the Servicing Agreement and no Administrator Default shall have occurred under the Administration Agreement; and

                          (xii) for each Transfer Date occurring after the Revolving Period, after giving effect to the conveyance of Serial Loans on such Transfer Date, the amount of funds remitted for the purchase of Serial Loans on such Transfer Date, and on each Transfer Date since the preceding Quarterly Payment Date, shall not exceed the Net Principal Cash Flow Amount for such Transfer Date minus the sum of
         (i) all amounts paid to prepay any Add-on Consolidation Loan not held by the Issuer since the last Quarterly Payment Date pursuant to
         Section 2(d)(iii)(A) of the Administration Agreement and (ii) all amounts which the Administrator reasonably estimates will be required to prepay Add-on Consolidation Loans pursuant to Section 2(d)(iii)(A) of the Administration Agreement during the remainder of the Collection Period.

                  provided, however, that the Transferor shall not incur any liability as a result of transferring Serial Loans on any Transfer Date at a time when the condition set forth in clause (v) was not satisfied, if at the time of such transfer the Authorized Officers of the Transferor, after reasonable inquiry of counsel to the Transferor, were not aware of any fact that would reasonably suggest that such condition would not be satisfied as of such date.}

                  SECTION 2.3. Treatment as a Security Agreement. The parties intend that the conveyance of the Transferor's (right, title and interest in and to the beneficial interest in the Initial Student Loans that are FFELP Student Loans and the legal and beneficial interest in the Initial Student Loans that are Private Student Loans pursuant to this Agreement {and any New Loans and Serial Loans pursuant to a related Subsequent Transfer Agreement} shall constitute a valid purchase and sale and not a loan. If such conveyance is deemed to be a loan and not a sale, then the parties also intend and agree that the Transferor shall be deemed to have granted, and in such event do hereby grant to the Issuer, a first priority security interest in all of the Transferor's right, title and interest in, to and under the Initial Student Loans {and any New Loans or Serial Loans} and the other items specified in Sections 2.1 {and 2.2,} and that this Agreement (with respect to the Initial Student Loans) {and any applicable Subsequent Transfer Agreement (with respect to the New Loans or Serial Loans conveyed thereby)} shall each constitute a security agreement under applicable law with respect to such loans. If such conveyance is deemed to be a loan and not a sale, the Issuer may, to secure the Issuer's own borrowings under the Indenture, repledge all or any portion of such loans and the other items specified in Sections 2.1 {and 2.2 hereof} pledged to the Issuer and not released from the security interest of this Agreement at the time of such pledge. Such a repledge may be made by the Issuer with or without a repledge by the Issuer of its rights under this Agreement, and without further notice to or acknowledgment from the Transferor. The Transferor waives, to the extent permitted by applicable law, all claims, causes of action and remedies whether legal or equitable (including any rights of set-off) against the Issuer or any assignee of the Issuer relating to such action by the Issuer in connection with the transactions contemplated by this Agreement, {each Transfer Agreement,} the Trust Agreement and the Indenture.

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                  SECTION 2.4. Endorsement. The Transferor hereby appoints each of the Issuer and the Indenture Trustee as the Transferor's true and lawful attorney-in-fact with full power of substitution to endorse the Transferor's name on any promissory note evidencing the Initial Student Loans {and any New Loans or Serial Loans} transferred to the Issuer pursuant to Sections 2.1 {and 2.2.} The Transferor acknowledges and agrees that this power of attorney shall be construed as a power coupled with an interest, shall be irrevocable as long as the Trust Agreement remains in effect and shall continue in effect until the Trust Agreement terminates.

                                  ARTICLE III.

                               The Student Loans

                  SECTION 3.1. Representations and Warranties of Transferor with Respect to the Student Loans. The Transferor makes no representations and warranties with respect to the Student Loans. The Transferor hereby transfers and assigns each of the representations and warranties made by the Seller pursuant to Section 3.1 of the Loan Sale Agreement with respect to the Student Loans and each of the remedies provided to the Purchaser under section 3.2 of the Loan Sale Agreement.

                  SECTION 3.2. Substitution. The Transferor shall have the right but not the obligation to substitute a Qualified Student Loan for any Student Loan. With respect to each Qualified Substitute Student Loan, the Transferor shall deliver to the Eligible Lender Trustee (in the case of FFELP Student Loans) and the Trustee (in the case of Private Student Loans) for the benefit of the Noteholders such documents and agreements together with a duly executed Assignment in the form of Exhibit F hereto. No substitution is permitted to be made during the period beginning on the day after each Determination Date and ending on the last day of the calendar month of such Determination Date. Payments due with respect to Qualified Substitute Student Loans shall be part of the Trust Estate on and after the date of such Assignment. Upon such substitution, the Qualified Substitute Student Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Qualified Substitute Student Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 3.1 with respect to any such Student Loan. In addition, any such substitution shall occur only upon satisfaction of each of the following conditions on or prior to the date of the related Assignment:

                            (i) the Transferor shall have deposited in the Collection Account all collections in respect of the Qualified Substitute Student Loans on and after each applicable date of Assignment;

                           (ii) as of the date of the related Assignment, the Transferor shall not have been insolvent nor will it have been made insolvent by such transfer nor is it aware of any pending insolvency;

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                          (iii) such addition will not result in a material
         adverse Federal or State tax consequence to the Issuer or the Noteholders;

                           (iv) the Transferor shall have delivered to the Trustee, the Eligible Lender Trustee and the Indenture Trustee, the Opinion of Counsel required by Section 6.2(e)(1) hereof; provided that no opinion shall be required under this subsection (iv) unless the Transferor, the Issuer or the Indenture Trustee determines that, with regard to the most recent opinion on the matters described in either such subclause that was delivered with respect to the Student Loans (whether on the Closing Date or thereafter under this subsection or under another provision of the Basic Documents), the conclusion of, or the reasoning underlying, such opinion is no longer correct in all material respects due to a change in law or regulations or the ruling of a court, an administrative tribunal or a regulatory or other governmental authority; upon making any such determination, whichever of the Transferor, Issuer and the Indenture Trustee makes such determination shall notify the others and the Rating Agencies; and provided, further, that none of the Issuer or the Indenture Trustee shall have any obligation to monitor changes in laws or regulations or the rulings of courts or other governmental agencies for the purpose of making any determination described in this clause (iv);

                            (v) the Transferor shall have taken any action required to maintain the first perfected ownership interest of the Issuer in the Trust Estate and the first perfected security interest of the Indenture Trustee in the Collateral;

                           (vi) no selection procedures believed by the Transferor to be adverse to the interests of the Noteholders shall have been utilized in selecting the Qualified Substitute Student Loans; and

                          (vii) no Event of Default shall have occurred under the Indenture, no Servicer Default shall have occurred under the Servicing Agreement and no Administrator Default shall have occurred under the Administration Agreement.

                  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Issuer shall release any documentation held with respect to the Financed Student Loan being substituted for (the "Deleted Student Loan") to the Transferor and shall execute and deliver at the Transferor's direction such instruments of transfer or assignment prepared by the Transferor, in each case without recourse, as shall be necessary to vest in the Transferor's interest in any Deleted Student Loan substituted for pursuant to this Section 3.2.

                  For any month in which the Transferor substitutes one or more Qualified Substitute Student Loans for one or more Deleted Student Loans, the Servicer will determine the amount (if any) by which as of the date of the relevant Assignment the aggregate principal balance of all such Qualified Substitute Student Loans is less than the aggregate principal balance of all such Deleted Student Loans. The amount of such shortage (the "Substitution


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Adjustment Amount") shall be deposited in the Collection Account by the
Transferor on or before the date of the relevant Assignment.

                  SECTION 3.3. Repurchase Deposits. The Transferor shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Student Loans and all other amounts to be paid by the Transferor under Section 3.3 and Section 5.1 when such amounts are due.

                  SECTION 3.4. Optional Purchase by Transferor. [From time to time the Transferor, or an assignee of the Transferor, may at its option purchase from the Trust, as of the end of any Monthly Collection Period immediately preceding a Monthly Payment Date, one or more Student Loans that are to be refinanced by Federal Consolidation Loans. Such Student Loans shall be purchased at a price equal to the aggregate Purchase Amounts thereof as of the end of such Monthly Collection Period. The purchase price of the Student Loans may be paid in cash or by delivery of a promissory note of the Transferor secured by and payable solely from the Student Loans, including the amounts received upon prepayment of the Student Loans with proceeds of the Federal Consolidation Loans. If such amounts, together with other funds of the Transferor, are not sufficient to retire the Transferor's note within three (3) Business Days of release of the Student Loans, the Student Loans shall be redeposited in the Trust and the note cancelled. Any such promissory note shall bear interest at a rate that is equal to the yield on the Student Loans purchased by the Transferor.]

                                  ARTICLE IV.

                                 The Transferor

                  SECTION 4.1. Representations of Transferor. The Transferor makes each of the representations and warranties as set forth in Exhibit D hereto. Such representations speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Student Loans, {as of the applicable Transfer Date in the case of the New Loans and the Serial Loans,} as of the date of the relevant Assignment in the case of any Qualified Substitute Student Loan, and, in the case of the Transferor, {as of the date of origination in the case of any Consolidation Loan added to the Issuer during the Revolving Period and as of the applicable Add-on Consolidation Loan Funding Date, in the case of a Consolidation Loan the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan,} but shall survive the sale, transfer and assignment of the Student Loans to the Eligible Lender Trustee and/or the Trustee on behalf of the Issuer {(and both the origination of such Consolidation Loans and the addition of the principal balance of any Add-on Consolidation Loan)} and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                  SECTION 4.2. Existence. During the term of this Agreement, the Transferor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be


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necessary to protect the validity and enforceability of this Agreement, the other Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions between the Transferor and its Affiliates will be conducted on an arm's-length basis. For so long, during the term of this Agreement, as the Transferor shall not be an eligible lender under the Higher Education Act with respect to federal Student Loans, the Transferor agrees to keep in full force and effect an agreement with the Eligible Lender Trustee or another eligible lender under the Higher Education Act providing for such eligible lender meeting the requirements set forth in the following sentence to hold title to the Transferor's Student Loans in trust for and on behalf of the Transferor. The Transferor shall not convey any New Loan, Serial Loan or Qualified Substitute Student Loan if the eligible lender holding legal title to such loan is other than the Eligible Lender Trustee unless, prior to such conveyance, such other eligible lender shall agree in writing to be bound, in the conveyance of each such loan for which it acts as eligible lender, by the provisions of this Agreement that are applicable to the Eligible Lender Trustee, to the same extent as if it were named separately as the Eligible Lender Trustee in each of such provisions.

                  SECTION 4.3. Liability of Transferor; Indemnities. The Transferor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Transferor under this Agreement.

                           (a) The Transferor shall indemnify, defend and hold harmless the Issuer, the Trustee, the Eligible Lender Trustee and the Indenture Trustee and their officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents (except any such income taxes arising out of fees paid to the Trustee, Eligible Lender Trustee or the Indenture Trustee), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including the issuance and original sale of the Notes, or asserted with respect to ownership of the Student Loans or Federal or other income taxes arising out of payments on the Notes) and costs and expenses in defending against the same.

                           (b) The Transferor shall indemnify, defend and hold harmless the Issuer, the Trustee, the Eligible Lender Trustee, the Indenture Trustee and the Noteholders and the officers, directors, employees and agents of the Issuer, the Trustee, the Eligible Lender Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, (i) the Transferor's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Transferor's or the Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes.

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                           (c) The Transferor shall be liable as primary
         obligor for, and shall indemnify, defend and hold harmless the Trustee and the Eligible Lender Trustee and either party's officers, directors, employees and agents from and against, all costs, expenses, losses, claims, damages, obligations and liabilities arising out of, incurred in connection with or relating to the Trust Agreement, the other Basic Documents, the Trust Estate, the acceptance or performance of the trusts and duties set forth herein and in the Trust Agreement or the action or the inaction of the Trustee or the Eligible Lender Trustee hereunder and under the Trust Agreement or the Eligible Lender Trust Agreement, as the case may be, except to the extent that such cost, expense, loss, claim damage, obligation or liability: (i) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Trustee or the Eligible Lender Trustee,
         (ii) shall arise from any breach by the Trustee or the Eligible Lender Trustee of its covenants under any of the Basic Documents; or (iii) shall arise from the breach by the Trustee or the Eligible Lender Trustee of any of its representations or warranties set forth in
         Section 7.3 of the Trust Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this paragraph, the Trustee's or the Eligible Lender Trustee's choice of legal counsel shall be subject to the approval of the Transferor, which approval shall not be unreasonably withheld.

                           (d) The Transferor shall pay any and all taxes levied or assessed upon all or any part of the Trust Estate (other than those taxes expressly excluded from the Transferor's responsibilities pursuant to the parentheticals in paragraph (a) above).

                  Indemnification under this Section shall survive the resignation or removal of the Trustee or the Eligible Lender Trustee or the Indenture Trustee and the termination of this Agreement, the Eligible Lender Trust Agreement, the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Transferor shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Transferor, without interest.

                  SECTION 4.4. Merger or Consolidation of, or Assumption of the Obligations of the Transferor. Any person (a) into which the Transferor may be merged or consolidated, (b) which may result from any merger or consolidation to which the Transferor shall be a party or (c) which may succeed to the properties and assets of the Transferor substantially as a whole, shall be the successor to the Transferor without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Transferor hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Transferor, executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 or 4.1 shall have been breached and no Servicer Default, Event of Default or Administrator Default and no event that, after notice or lapse of time, or both, would become a Servicer Default, Event of Default or Administrative Default shall have occurred and be continuing, (iii) the Transferor shall have delivered to the Trustee, the Eligible Lender Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) such transaction will not result in a material adverse Federal or state tax consequence to the Issuer or the Noteholders and (v) unless EFG Funding is the surviving entity, the Transferor shall have delivered to the Trustee, the Eligible Lender Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and Indenture Trustee, respectively, in the Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

                  SECTION 4.5. Limitation on Liabilities of Transferor, Trustee, Eligible Lender Trustee and Others. The Transferor, the Trustee, the Eligible Lender Trustee and any director or officer or employee or agent of the Transferor, the Trustee or the Eligible Lender Trustee may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. None of the Transferor, the Trustee or the Eligible Lender Trustee shall be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its respective obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                  SECTION 4.6. Transferor, Trustee and Eligible Lender Trustee may Own Notes. The Transferor, the Trustee, the Eligible Lender Trustee and any Affiliate of any of them may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Transferor, the Trustee or the Eligible Lender Trustee as the case may be or an Affiliate of any of them, except as expressly provided herein or in any other Basic Document.

                                   ARTICLE V.

                                  Termination

                  SECTION 5.1. Termination. (a) Optional Purchase of All Financed Student Loans. As of the last day of any Collection Period immediately preceding a Quarterly Payment Date as of which the then outstanding Pool Balance is [5%] or less of the initial aggregate principal balance of the Notes, the Transferor or its designee shall have the option to purchase the Trust Estate, other than the Trust Accounts. To exercise such option, the Transferor or its designee shall deposit in the Collection Account an amount equal to the aggregate Purchase Amount for the Student Loans and the related rights with respect thereto, plus the appraised value of any such other property held by the Issuer other than the Trust

Accounts, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Trustee and the Indenture Trustee, and shall succeed to all interests in and to the Trust; provided, however, that the Transferor or its designee may not effect such purchase if the aggregate Purchase Amount to be so deposited in the Collection Account does not equal or exceed an amount equal to the unpaid principal balance of the Notes, plus accrued and unpaid interest thereon at the applicable Note Rate to the date of exercise, and the amount of unpaid Senior Noteholders' Interest T-Bill Carryover and Subordinate Noteholders' Interest T-Bill Carryover.

                                  ARTICLE VI.

                                 Miscellaneous

                  SECTION 6.1. Amendment. This Agreement may be amended by the Transferor, the Issuer and the Eligible Lender Trustee, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, the Eligible Lender Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

                  This Agreement may also be amended from time to time by the Transferor, the Trustee and the Eligible Lender Trustee, with the consent of the Indenture Trustee and the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to Financed Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders.

                  Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, five Business Days prior thereto), the Trustee shall furnish written notification of the substance of such amendment or consent to the Transferor, the Administrator, each Noteholder, the Indenture Trustee, the Servicer and each of the Rating Agencies.

                  It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

                  Prior to the execution of any amendment to this Agreement, the Trustee, the Eligible Lender Trustee and the Indenture Trustee shall receive upon request and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 6.2(e). The Trustee, the Eligible Lender Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's, the Eligible Lender Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 6.2. Protection of Interests in Trust. (a) Each of the Transferor and the Issuer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Issuer, the Indenture Trustee in the Financed Student Loans and in the proceeds thereof. Each of the Transferor and the Issuer shall deliver (or cause to be delivered) to the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                           (b)      None of the Transferor, the Trustee or
Eligible Lender Trustee shall change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss.9-402(7) of the UCC, unless it shall have given the Issuer and the Indenture Trustee at least five (5) days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                           (c)      Each of the Transferor and Issuer shall
have an obligation to give the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies at least sixty (60) days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment.

                           (d) If at any time the Transferor shall propose to
sell, grant a security interest in, or otherwise transfer any interest in student loans to any prospective purchaser, lender or other transferee, the Transferor shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Student Loan, shall indicate clearly that such Student Loan has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

                           (e)      The Transferor shall, to the extent
required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

                           (f) The Transferor shall deliver to the Trustee and
the Indenture Trustee:

                           (1) promptly after the execution and delivery of
                  this Agreement and of each amendment thereto, on each Transfer Date as set forth in Section 2.2 and on the date of each Assignment as set forth in Section 3.2, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

                           (2) within 120 days after the beginning of each
                  calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee and the Indenture Trustee in the Student Loans, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; provided that a single Opinion of Counsel may be delivered in satisfaction of the foregoing requirement and that of Section 3.6(b) of the Indenture.

                  Each Opinion of Counsel referred to in clause (1) or (2) above shall specify (as of the date of such opinion and given all applicable laws as in effect on such date) any action necessary to be taken in the following year to preserve and protect such interest.

                  SECTION 6.3. Notices. Unless otherwise agreed by the recipient, all demands, notices and communications upon or to the Transferor, the Servicer, the Issuer, the Trustee, the Eligible Lender Trustee, the Indenture Trustee, the Administrator or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid or postage prepaid, first class mail), and shall be deemed to have been duly given upon receipt;

                           (a)      in the case of the Transferor, to

                                    EFG FUNDING CORPORATION

                                    Attention:  President and
                                                Chief Executive Officer
                                    Telephone:
                                    Telecopy:

                                    with a copy to

                                    Office of the General Counsel

                                    Attention:
                                    Telephone:
                                    Telecopy:

                           (b)      in the case of the Eligible Lender
                                    Trustee,  to

                                    [      ], Bank, as trustee for EFG Funding
                                    Corporation

                                    Attention:
                                    Telephone:
                                    Telecopy:

                                    with a copy to

                                    [              ]

                                    Attention:
                                    Telephone:
                                    Telecopy:

                           (c)      in the case of the Servicer, to

                                    EFG Technologies, Inc.

                                    Attention:  President
                                    Telephone:
                                    Telecopy:

                                    with a copy to

                                    Office of the General Counsel

                                    Attention:
                                    Telephone:
                                    Telecopy:

                           (d)      in the case of the Issuer, to

                                    EFG Student Loan Trust ______-____
                                    c/o [                    ]

                                    Attention:
                                    Telephone:

                                    Telecopy:

                                    with a copy to

                                    the Trustee
                                    at the Corporate Trust Office
                                    of the Trustee

                                    Attention:
                                    Telephone:
                                    Telecopy:

                           (e)      in the case of the Trustee, at the
                                    Corporate Trust Office of the Trustee;

                           (f) in the case of the Indenture Trustee, at its Corporate Trust Office;

                           (g) in the case of the Administrator, to Educational Finance Group, LLP;

                                    with a copy to

                                    Office of the General Counsel

                                    Attention:
                                    Telephone:
                                    Telecopy:

                           (h)      in the case of S&P

                                    Standard & Poor's Corporation
                                    25 Broadway
                                    New York, New York
                                    Attention:
                                    Telephone:  (212)
                                    Telecopy:  (212)

                           (i)      in the case of Fitch, to

                                    Fitch Investors Service, L.P.
                                    One State Street Plaza
                                    New York, New York 10004

                                    Attention: Asset Backed Monitoring Unit
                                    Telephone: (212) 908-0500
                                    Telecopy: (212) 480-4425; and

                           (j)      in the case of Moody's, to

                                    Moody's Investors Service, L.P.
                                    99 Church Street
                                    New York, New York 10007

                                    Attention:  ABS Monitoring Department
                                    Telephone:  (212) 553-0300

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

                  SECTION 6.4. Assignment. This Agreement may be assigned by the Transferor to any affiliate if the conditions in Section 4.4. that would apply to a successor to the Transferor apply to the assignment to the affiliate. This Agreement may be assigned by the Trustee only to its permitted successor pursuant to the Trust Agreement.

                  SECTION 6.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Transferor, the Issuer, the Trustee and the Eligible Lender Trustee and for the benefit of the Indenture Trustee, the Noteholders and (with respect to Section 5.1 the designee of the Transferor), and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 6.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 6.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 6.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 6.9. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 6.10. Assignment to Indenture Trustee. The Transferor hereby acknowledges and consents to any mortgage, pledge, assignment and grant by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of a security interest in all right, title and interest of the Issuer in, to and under the Student Loans or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

                  SECTION 6.11. Non-Petition Covenants. Notwithstanding any prior termination of this Agreement, none of the Transferor, the Trustee or the Eligible Lender Trustee shall, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                  SECTION 6.12. Limitation of Liability of the Trustee, the Eligible Lender Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by the Eligible Lender Trustee not in its individual capacity but solely in its capacity as trustee for the Transferor and the Issuer and in no event shall the Eligible Lender Trustee in its individual capacity or, except as expressly provided herein or in the trust agreement between Transferor and the Eligible Lender Trustee dated [ ], as legal owner of the FFELP Student Loans, have any liability for representations, warranties, covenants, agreements or other obligations of the Transferor hereunder or in any of the certificates, notices or agreements delivered by the Transferor pursuant hereto as to all of which recourse shall be had solely against the Transferor.

                           (a)(b)   Notwithstanding anything contained herein
to the contrary, this Agreement has been accepted by [ ] not in its individual capacity but solely as Indenture Trustee and in no event shall [ ] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                           (c)      Notwithstanding anything contained herein
to the contrary, this Agreement has been accepted by [ ] not in its individual capacity but solely as Indenture Trustee and in no event shall [ ] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  SECTION 6.13. Agreement of Transferor, the Trustee and the Eligible Lender Trustee. Each of the Transferor and the Eligible Lender Trustee agrees to execute and deliver such instruments and to take such actions as the Issuer or the Indenture Trustee may reasonably request in order to effectuate the terms and carry out the purposes of the Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                           EFG FUNDING CORPORATION

                           by:
                              ---------------------------------------
                                Name:
                                Title: President and Chief
                                       Executive Officer


                           EFG STUDENT LOAN TRUST ____-_,

                           by:      [                    ], not in its
                                    individual capacity but solely as Trustee

                           by:
                               ----------------------------------------
                                Name:
                                Title:

Acknowledged and accepted
 as of the day and year first
 above  written:

[INDENTURE TRUSTEE] not in
  its individual capacity but
  solely as Indenture Trustee,

by:
   -------------------------------------
      Name:
      Title:

[Eligible Lender Trustee] not
in its individual capacity but
solely as Eligible Lender Trustee

by:
   -------------------------------------
      Name:
      Title:

                                                                  EXHIBIT A
                                                  TO THE TRANSFER AGREEMENT

                                  BILL OF SALE

                  For value received, in accordance with the Transfer Agreement (the "Transfer Agreement") dated as of ______ __, 1999, between EFG FUNDING CORPORATION, Inc., as transferor (the "Transferor") and EFG Student Loan Trust 1999-[ ] (the "Issuer") the Transferor does hereby sell, assign, transfer and otherwise convey unto [______________] as Trustee on behalf of the Issuer, without recourse all right, title and interest in and to (i) all of its beneficial interest in the Initial Student Loans that are FFELP Loans and all of its legal and beneficial interest in the Initial Student Loans that are Private Loans and all obligations of the Obligors thereunder, together with all documents, the related Student Loan Files and all rights and privileges related thereto, (ii) all rights and remedies of the Transferor as purchaser under the Loan Sale Agreement against the Seller and the EFG Trustee with respect to the Initial Student Loans, (iii) all payments and/or collections received thereunder on and after the Cutoff Date, (iv) all funds on deposit from time to time in the Trust Accounts, including the Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon) and (v) all proceeds of any and all of the foregoing (including but not limited to proceeds derived from the voluntary or involuntary conversion of any of the Initial Student Loans into cash or other liquidated property, such as proceeds from the applicable Guarantee Agreement). The foregoing sale does not constitute and is not intended to result in any assumption by the Trustee or the Issuer of any obligation of the Seller or the Transferor to the borrowers of Initial Student Loans or any other Person in connection with the Initial Student Loans or any agreement or instrument relating to any of them.

                  In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Initial Student Loan that is a Private Loan described in Schedule A to the Transfer Agreement in favor of the Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Transfer Agreement) against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

                  This Bill of Sale is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Transfer Agreement and is to be governed by the Transfer Agreement.

                  Capitalized terms used but not defined herein shall have the meaning assigned to them in Appendix A to the Administration Agreement, dated as of [_____ __, 1999], among EFG Student Loan Trust 1999-[ ], as Issuer, Educational Finance Group, Inc., as Administrator, and [INDENTURE TRUSTEE], as Indenture Trustee, which also contains rules as to usage that shall be applicable herein.

                                    IN WITNESS WHEREOF, the undersigned has
caused this Bill of Sale to be duly executed as of _________ __, 1999.

                                       EFG FUNDING CORPORATION

                                       by:
                                           ---------------------------------
                                            Name:
                                            Title:

                                                                EXHIBIT B
                                                                   TO THE
                                                       TRANSFER AGREEMENT

                        {SUBSEQUENT TRANSFER AGREEMENT}

                  TRANSFER No. _____ Of [NEW] [SERIAL] LOANS dated as of ______________, _____, among EFG STUDENT LOAN TRUST ____-_, a Delaware trust (the "Issuer") and EFG FUNDING CORPORATION, as transferor (the "Transferor").

                               W I T E S S E T H:

                  WHEREAS the Issuer and the Transferor are parties to the Transfer Agreement dated as of [______ __, 1999] (as amended or supplemented, the "Transfer Agreement");

                  WHEREAS the Transferor, as depositor, and [______________] as Trustee are parties to the Trust Agreement dated as of [______ __, 1999] (as amended or supplemented, the "Trust Agreement");

                  WHEREAS pursuant to the Transfer Agreement, the Transferor wishes to convey all of its beneficial interest in the [New] [Serial] Loans referred to in Section 2 (the "Additional Student Loans") to the Issuer;

                  WHEREAS in order to comply with the requirements of the Higher Education Act, legal title to the Transferor's student loan portfolio is vested in [____________] as Eligible Lender Trustee, as trustee on behalf of the Transferor and the Issuer as beneficiaries; and

                  WHEREAS, the Issuer is willing to accept such conveyance subject to the terms and conditions hereof.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Definitions and Usage. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in Appendix A to the Administration Agreement, dated as of _______ __, 1999, among the Issuer, the Educational Finance Group, Inc., as Administrator, and [ ], as Indenture Trustee, which also contains rules of construction and usage that shall be applicable herein.

                  In addition, the following terms have the following meanings:

                  "Subsequent Cutoff Date" means, with respect to each Additional Student Loan, the date specified as such on Schedule A hereto.

                  "Transfer Date" means, with respect to the Additional Student Loans, ________________, _______.

                  2. Schedule of Financed Student Loans. Attached hereto as Schedule A is a supplement to Schedule A to the Transfer Agreement listing the Additional Student Loans beneficial ownership (in the case of FFELP Loans) and legal and beneficial ownership (in the case of Private Loans) of which is to be conveyed on the Transfer Date to the Trustee on behalf of the Issuer pursuant to this Agreement.

                  3. Conveyance of Additional Student Loans. In consideration of Issuer's delivery to or upon the order of the Transferor of $___________ (during the Revolving Period, such amount being the Loan Purchase Amounts of the Additional Student Loans and such amount to be paid from amounts on deposit in the Collateral Reinvestment Account subject to the provisions of Section 2.2(b) of the Transfer Agreement and Section 2(f) of the Administration Agreement and after the Revolving Period such amount being the sum of (i) the Purchase Collateral Balance ($[ ]) to be paid from any combination of amounts on deposit in the Collection Account and of Exchange Student Loans as shall be designated by the Transferor subject to Section 2.2(c) of the Transfer Agreement and Section 2(d) of the Administration Agreement) and (ii) the Purchase Premium Amount ($[ ]) to be paid on the immediately subsequent Quarterly Payment Date from amounts on deposit in the Reserve Fund in excess of the Specified Reserve Account Balance subject to Section 2.2(c) of the Transfer Agreement and Section 2(e) of the Administration Agreement, the Transferor does hereby sell, assign and otherwise convey, without recourse to the Trustee on behalf of the Issuer:

                           (a) All right, title and interest in and to beneficial ownership of the Additional Student Loans that are FFELP Loans and legal and beneficial ownership of the Additional Student Loans that are Private and all obligations of the Obligors thereunder, together with all documents, the related Student Loan Files and all rights and privileges relating thereto;

                           (b) all rights and remedies of EFG Funding as purchaser under the Loan Sale Agreement against the Seller and the EFG Trustee with respect to the Additional Student Loans

                           (c) all payments on or collections received thereunder, on and after the related Subsequent Cutoff Date;

                           (d) all proceeds of any and all of the
          foregoing.

                  4. Conditions Precedent. The obligation of the Issuer to acquire the Additional Student Loans hereunder is subject to the satisfaction, on or prior to the Transfer Date, of the following conditions precedent:

                           (a) Representations and Warranties. Each of the representations and warranties made by the Transferor in Section 4.1 of the Transfer Agreement shall be true and correct as of the Transfer Date.

                           (b) Transfer Agreement Conditions. Each of the conditions set forth in Section 2.2(c) of the Transfer Agreement shall have been satisfied.

                           (c) Delivery of Bill of Sale. The Transferor shall have delivered a Bill of Sale substantially in the form of Annex A hereto.

                           (d) Additional Information. The Transferor shall have delivered to the Issuer such information as was reasonably requested by the Issuer to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4.1 of the Transfer Agreement and (ii) the satisfaction of the conditions set forth in this Section 4.

                           (e) Delivery of Assignment with respect to Exchange Student Loans. With respect to any Exchange Student Loans that are to be applied to the Purchase Amount of the Additional Student Loans, the Transfer shall have delivered a bill of sale.

                  5. Ratification of Agreement. As supplemented by this Agreement, the Transfer Agreement is in all respects ratified and confirmed and the Transfer Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

                  6. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

                  7. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  8. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

                                    IN WITNESS WHEREOF, the parties hereto have
caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                         EFG FUNDING CORPORATION

                         by:
                            -------------------------------------------
                              Name:
                              Title: President and Chief
                                              Executive Officer


                         EFG STUDENT LOAN TRUST ____-_,

                         by: [ELIGIBLE LENDER TRUSTEE], not in its individual capacity but solely as Eligible Lender Trustee on behalf of the Trust,

                         by:
                            -------------------------------------------
                              Name:
                              Title:

Acknowledged and accepted
 as of the day and year first
 above  written:

[INDENTURE TRUSTEE], not in
  its individual capacity but
  solely as Indenture Trustee,

by:
    --------------------------------------
      Name:
      Title:

[Eligible Lender Trustee], not
in its individual capacity but
solely as Indenture Trustee

by:
    --------------------------------------
      Name:
      Title:

                                                                SCHEDULE A
                                                                    TO THE
                                                TRANSFER AGREEMENT NO. ___



                       [List of Additional Student Loans
                   and their related Subsequent Cutoff Dates]

                                                                    ANNEX A
                                       TO THE SUBSEQUENT TRANSFER AGREEMENT

                                 {BILL OF SALE}

                  For value received, in accordance with the Subsequent Transfer Agreement (the "Transfer Agreement") dated as of ________ _, 1999, between EFG FUNDING CORPORATION, as transferor (the "Transferor") and EFG Student Loan Trust ____-_ (the "Issuer") (the "Subsequent Transfer Agreement") among the Transferor, the Issuer and the Eligible Lender Trustee, the Transferor does hereby sell, assign, transfer and otherwise convey unto the Trustee on behalf of the Issuer, without recourse, all right, title and interest in and to (i) its beneficial interest in the Additional Student Loans that are FFELP Loans and all of its legal and beneficial interest in the Additional Student Loans that are Private Loans and all obligations of the Obligors thereunder, together with all documents, the related Student Loan Files and all rights and privileges related thereto, (ii) all rights and remedies of EFG Funding as purchaser under the Loan Sale Agreement against the Seller and the EFG Trustee with respect to the Additional Student Loans, (iii) all payments and collections received thereunder, on and after the Subsequent Cutoff Date and (iv) all proceeds of any and all of the foregoing (including but not limited to proceeds derived from the voluntary or involuntary conversion of any of the Additional Student Loans into cash or other liquidated property, such as proceeds from the applicable Guarantee Agreement). The foregoing sale does not constitute and is not intended to result in any assumption by the Trustee or the Issuer of any obligation of the Seller or the Transferor to the borrowers of the Additional Student Loans or any other person in connection with the Additional Student Loans or any agreement or instrument relating to any of them.

                  In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Additional Student Loan that is a Private Loan described in Schedule A to the Transfer Agreement in favor of the Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Transfer Agreement) against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

                  This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Transfer Agreement and the Transfer Agreement and is to be governed by the Transfer Agreement and the Transfer Agreement.

                  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transfer Agreement.

                                    IN WITNESS WHEREOF, the undersigned has
caused this Bill of Sale to be duly executed as of ______ __, 1999.

                                    EFG FUNDING CORPORATION

                                    by:
                                        --------------------------------
                                         Name:
                                         Title:

                                                               EXHIBIT D
                                               TO THE TRANSFER AGREEMENT



                           1.        Organization and Good Standing.  The
Transferor has been organized and is existing under the corporate of the State of Delaware and is authorized to do business in every state in which it is doing business (except where any failure to be so authorized shall not have a material adverse effect on either the Transferor or its obligations hereunder) as well as the state in which it is organized.

                           2.        Power and Authority of the Transferor. The
Transferor has the organizational power and authority to execute and deliver this Agreement and to carry out its terms; the Transferor has full organizational power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and the Transferor has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Transferor by all necessary corporate action.

                           3.        Binding Obligation.  This Agreement has
been executed and delivered by the Transferor and, assuming authorization, execution, and delivery by the other parties thereto, this Agreement constitutes a valid obligation of the Transferor enforceable against it in accordance with the express terms of this Agreement, except as enforcement thereof may be limited by the bankruptcy, insolvency, reorganization, moratorium, liquidation, readjustment of debt, or other federal or state laws or equitable principles relating to or affecting the enforcement of creditor's rights.

                           4.        No Violation.  The consummation of the
transactions contemplated by this Agreement or the Administration Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, articles of incorporation of the Transferor, or any indenture, agreement or other instrument to which the Transferor is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the knowledge of the Transferor, any order, rule or regulation applicable to the Transferor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties. The consummation of the transactions contemplated by this Agreement or by the Administration Agreement and the fulfillment of the terms hereof and thereof will not result in the loss of any Guarantee Payments by the Issuer or any reinsurance payments with respect to any Financed Student Loans by the Guarantor.

                           5.        No Proceedings.  There is no action, suit,
claim, investigation, or proceeding, in any such case whether pending or to the knowledge of the Transferor, threatened against the Transferor before any court, governmental agency, or arbitrator (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents or the Notes or (iv) seeking to affect adversely the Federal or state income tax attributes of the Issuer or the Notes.

                           6.        All Consents.  No action, including,
without limitation, the granting or issuing of any consent, permit, license, approval, or authorization which is required to be made on or prior to the date of this Agreement in connection with the sale of Student Loans under this Agreement (with the possible exception of routine filings which, if not made, will not render the Transferor liable to any material penalties or will not result in the transactions contemplated by this Agreement being subject to challenge) is required.

                                                                   EXHIBIT E
                                                   TO THE TRANSFER AGREEMENT



                           1.        Organization and Good Standing.  [      ]
is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is an "eligible lender" for purposes of the Higher Education Act.

                           2.        Power and Authority of the [      ].
[ ] has authorized the execution and delivery of this Agreement and has full legal power and authority to consummate all transactions contemplated by this Agreement and any and all other agreements relating hereto.

                           3.        Binding Obligation.  This Agreement has
been executed and delivered by [ ] and, assuming authorization, execution, and delivery by the other parties thereto, this Agreement constitutes a valid obligation of [ ] enforceable against it in accordance with the express terms of this Agreement, except as enforcement thereof may be limited by the bankruptcy, insolvency, reorganization, moratorium, liquidation, readjustment of debt, or other federal or state laws or equitable principles relating to or affecting the enforcement of creditor's rights.

                           4.        No Violation.  Compliance by [      ]
with this Agreement does not in any material respect violate any law or regulation by which [ ] or its assets are bound, or any writ, order, judgment, or decree of any court or government instrumentality or arbitrator in which [ ] is named, or the charter or by-laws of [ ] or any indenture, contract, or agreement to which [ ] is a party or by which it is or its properties are bound or affected.

                           5.        No Proceedings.  There is no action, suit,
claim, investigation, or proceeding, in any case pending or, to the knowledge of [ ], threatened against [ ] before any court, governmental agency, or arbitrator which, if decided adversely to [ ], is likely to have a material adverse effect upon the validity or enforceability of this Agreement.

                           6.        All Consents.  No action, including,
without limitation, the granting or issuing of any consent, permit, license, approval, or authorization which is required to be made on or prior to the date of this Agreement in connection with the sale of Financed Student Loans under this Agreement (with the possible exception of routine filings which, if not made, will not render [ ] liable to any material penalties or will not result in the transactions contemplated by this Agreement being subject to challenge) is required.

                                                                EXHIBIT F
                                                TO THE TRANSFER AGREEMENT

                                  {ASSIGNMENT}

                  For value received, in accordance with the Transfer Agreement (the "Transfer Agreement") dated as of _______ _, 1999, between EFG FUNDING CORPORATION, as transferor (the "Transferor") and EFG Student Loan Trust ____-_ (the "Issuer"), the Transferor does hereby sell, assign, transfer and otherwise convey unto the Trustee on behalf of the Issuer, without recourse all right, title and interest in and to (i) all of its beneficial interest the Qualified Substitute Student Loan(s) indicated in Schedule A hereto that are FFELP Loans and all of its legal and beneficial interest in such loans that are Private Loans (the "Additional Student Loans") and all obligations of the Obligors thereunder, together with all documents, the related Student Loan Files and all rights and privileges related thereto, (ii) all rights and remedies of EFG Funding as purchaser under the Loan Sale Agreement against the Seller and the EFG Trustee with respect to the Additional Student Loans, (iii) all payments and/or collections received thereunder on and after the date hereof and (iv) all proceeds of any and all of the foregoing (including but not limited to proceeds derived from the voluntary or involuntary conversion of any of the Additional Student Loans into cash or other liquidated property, such as proceeds from the applicable Guarantee Agreement). The foregoing sale does not constitute and is not intended to result in any assumption by the Trustee or the Issuer of any obligation of the Transferor or the Seller to the borrowers of Additional Student Loans or any other Person in connection with the Additional Student Loans or any agreement or instrument relating to any of them.

                  In addition, the undersigned, by execution of this instrument, hereby endorses the promissory notes evidencing each Additional Student Loan that is a Private Loan in favor of the Trustee on behalf of the Trust, without recourse (subject to the obligations set forth in the Transfer Agreement) against the undersigned. This endorsement may be effected by attaching a facsimile hereof to each or any of such promissory notes.

                  This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Transfer Agreement and is to be governed by the Transfer Agreement.

                  Capitalized terms used but not defined herein shall have the meaning assigned to them in Appendix A to the Administration Agreement, dated as of _____ __, 1999, among the Trust, as Issuer, the Educational Finance Group, Inc., as Administrator, and [INDENTURE TRUSTEE] as Indenture Trustee, which also contains rules as to usage that shall be applicable herein.

                                    IN WITNESS WHEREOF, the undersigned has
caused this Assignment to be duly executed as of ___________.

                                       EFG FUNDING CORPORATION

                                       by:
                                          -------------------------------
                                            Name:
                                            Title:


                                     F-2